Exhibit 23.1

                       Consent of Independent Accountants

     We consent to the incorporation by reference in the Post-effective Amendment No. 1 to the registration statement on Form S-4 of Marcam Solutions, Inc. filed on Form S-8 of our report, dated October 24, 1997, on our audits of the consolidated financial statements of Marcam Solutions, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended
September 30, 1997, which report is included in this Annual Report on Form 10-K.




                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 23, 1997